FABRICATOR AGREEMENT

THIS AGREEMENT made this 11day of 11, 2003 by and among US Polymers, Inc., a California corporation (the “Company”), and The Vinyl Fence Company., a ______ (the “Fabricator”), with reference to the following facts:

WHEREAS, Company manufactures and distributes materials, parts and supplies (the “Materials”) used to fabricate, install, market and sell vinyl fencing and patio covers (the “Products”) and has the exclusive right to the know-how, processes, concepts, designs, patterns, systems diagrams, devices drawing, plans, developments, experiments, formulations, trademarks, tradenames and other information relating to and used to fabricate, market and sell the Products under the brand name “DuraMAX” (the “System”) throughout the United States;

WHEREAS, Fabricator is engaged in the fabrication and selling of vinyl fencing and related products and wishes to buy Materials from Company for the purpose of assembling custom vinyl fencing from the Materials in accordance with the System and selling the Products under one or more trademarks owned by the Company (the “Trademarks”); and

WHEREAS, Fabricator desires to obtain from Company, and Company has agreed to grant to Fabricator, certain rights with respect the Materials, Products and the System, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the payments, covenants and agreements herein contained, and provided for, the parties agree as follows:

SECTION 1
DEFINITIONS

1.01 As used in this Agreement the term:

(a) “System” shall mean, in addition to the recitals above, all present and future processes, trade secrets, trademarks, engineering, design, process and operating information, inventions, developments, patent applications, technical data and other scientific and technical information relating to process licensed by and Company relating in any way to any of the Materials or Products distributed by Company.

(b) “Territory” shall mean the geographic area licensed to Fabricator as provided on Exhibit “A”, attached hereto and incorporated herein by this reference.

(c) “Materials” in addition to the recitals above, shall mean all components, parts, extrusions and molds used in the fabrication of the Products.

(d) “Products” shall mean the Company products that are identified on Exhibit “B” attached hereto and incorporated herein by this reference, which may be amended from time to time by written agreement of the parties. For each Product set forth on Exhibit “B”, there is included a list of the Materials that will be supplied to Fabricator pursuant to the Terms and Conditions of this Agreement.

SECTION 2
DISCLOSURE OF KNOW-HOW

2.01 As soon as practicable following execution of this Agreement by the parties, Company will make disclosure of the System to Fabricator’s designated personnel during a two (2) day training period at Company’s offices in Commerce, California. Fabricator shall not be required to pay a fee or other remuneration to the Company for such training but Fabricator shall pay all travel, accommodation and other expenses for its personnel.

2.02 Company shall, from time to time, through its qualified personnel provide Fabricator with required disclosures and instructions.

2.03 All disclosures of the System shall be subject to the terms of Section 8, below, “Confidentiality”.

SECTION 3
GRANT OF RIGHTS

3.01 Company grants to Fabricator:

(a) An exclusive license to use the System in Fabricator’s operations, and to fabricate the Products, only in the Territory; and

(b) A non-exclusive license to sell the finished Products, namely Dura Max vinyl fencing, anywhere in the world.

Company shall provide Fabricator with all sales leads within the Territory which it obtains; provided, however, that nothing contained herein shall obligate Company to provide Fabricator with any sales leads in the Territory.

3.02 Fabricator acknowledges that Company has valid and subsisting intellectual property rights, including patents, inventions, trademark, trade secrets, copyrights and know-how relating to the Materials, the construction and assembly of the Products, the design thereof, and the design, assembly and function of the Products and the Materials (the “Intellectual Property”). Company hereby grants the Fabricator a royalty-free, non-exclusive license to use the Intellectual Property only for the purpose of assembling Products from Materials and reselling those products under the Trademarks, in accordance with the terms and conditions of this Agreement. Upon termination of this Agreement for any reason, the license granted hereunder shall immediately terminate, and Fabricator’s further use of the Intellectual Property shall constitute both a breach of this Agreement and an infringement of the Intellectual Property.

3.03 Notwithstanding anything else contained in this agreement, it is expressly understood and agreed that the accounts listed on Exhibit “C” attached hereto and incorporated herein by this reference, if any, shall be considered Common accounts (the “Common Accounts”) and both Company and Fabricator shall have the right to sell Products to these Common Accounts.

SECTION 4
MATERIALS AND PRODUCTS

4.01 Fabricator agrees to purchase exclusively from Company all Materials required by Fabricator to fabricate the Products at the prices listed in Exhibit “B” attached hereto or at such other prices and terms as may be established by Company from time to time.

4.02 Fabricator agrees to display the trademark “DuraMAX”, together with applicable registration particulars, in such a manner as Company may direct, on all Products and marketing materials relating thereto produced, distributed and/or sold by Fabricator.

4.03 Fabricator shall not obtain Materials for Products from any other source other than Company. Fabricator acknowledges that the Materials listed on Exhibit “B” for each Product represent material elements of that Product, and that the use of the Materials not supplied by Company may adversely affect the quality or other characteristics of each such Product. In the event Fabricator determines that Materials which are not manufactured by Company are required for fabrication of certain of the Products (the “Unavailable Materials”), Licensee shall give notice to Company (the “Unavailable Materials Notice”) setting forth the exact specifications of the Unavailable Materials, the quantity required, the proposed third party source of the Unavailable Materials, the price to be paid and other material terms of the proposed supply contract. Company shall have the right, for a period of thirty (30) days after receipt of the Unavailable Materials Notice, to notify Licensee in writing that Company intends to supply the Unavailable Materials to Licensee at the price and terms set forth in the Unavailable Materials Notice. If Company elects to supply the Unavailable Materials, Licensee shall not be permitted to acquire the Unavailable Materials from any outside source, but shall be required to purchase all such Unavailable Materials from the Company. If Company does not so elect to supply the Unavailable Materials, Licensee shall be entitled to procure the Unavailable Materials from the designated third party source, on the price and terms set forth in the Unavailable Materials Notice until such time that Company decides it can or wants to supply such Unavailable Materials.

4.04 Company warrants that all Materials will conform to specification as provided to Fabricator from time to time. For each product listed on Exhibit “B”, Company shall supply to Fabricator its confidential specifications for the assembly of such Products. Fabricator shall assemble the Materials into products as to compliance with the specifications supplied by the Company. Products shall be labeled and packaged in accordance with the Company’s specifications, using the Company-supply packaging materials whenever so required by the Company’s specifications.

SECTION 5
SALES

5.01 Sales by Fabricator of Products within the Territory shall be in accordance with sales goals, plans, advertising, budgets and policies as shall be mutually agreed upon in writing by Company and Fabricator. Fabricator shall not fabricate, distribute or offer for sale any vinyl fencing products which are competitive with the Products or offer for sale, in connection with any business in which it uses or displays any of the System’s names and marks, any products which are not Products manufactured by Fabricator from Materials purchased from Company.

5.02 Fabricator’s volume of purchased Materials will be reviewed on a semi-annual basis, for reporting periods ending June 30 and December 31 of each calendar year during the Term. Subject to the provisions below, after the first six (6) months of the Term (defined below) if Fabricator’s net purchases of Materials are less than seventy percent (70%) in any June 30 mid-year review, or less than one hundred percent (100%) in any December 31st year end review, of the minimum purchase requirements set forth in Exhibit “D” attached hereto and incorporated herein by this reference (the “Minimum Purchase Requirements”), Company shall have the right to terminate this Agreement pursuant to Section 9.03, below.

5.03 Fabricator shall devote its best efforts to the sale and promotion of sales of the Products within the Territory so as to achieve maximum sales for the Products within the Territory. Upon Fabricator’s request and at Fabricator’s expense, Company shall provide brochures, sales literature, marketing information and data sheets to Fabricator at Company’s cost, for distribution to purchasers and potential purchasers of Products in the Territory. Company agrees to advertise cooperatively with Fabricator, on an annual basis, in an amount equal to the lesser of: (i) one-third (1/3) of the amount actually spent by Fabricator advertising DuraMAX products during the preceding twelve (12) months; or (ii) 1.5% of Fabricator’s annual net purchases from Company.

5.04 Fabricator shall provide and maintain, at Fabricator’s sole expense, facilities adequately staffed by qualified personnel for purposes of efficient repair and maintenance of all Products sold by Fabricator. All such repairs and maintenance services shall be performed by Fabricator with respect to the Products in accordance with the standards and procedures furnished to Fabricator by Company from time to time, including without limitation, all manuals and similar aids.

5.05 Purchase Orders.

(a) All purchase orders Company receives for Materials from the Fabricators shall be made on Company’s standard purchase forms which shall set forth (i) an identification of the Materials ordered, (ii) quantities of each, (iii) requested delivery dates and (iv) shipping instructions and shipping address. Payment shall be due thirty (30) days from the date of receipt of Materials by Fabricator. A finance charge of one and one-half (1½%) per month, or the maximum rate allowed by law, whichever is lesser, will be added to the amount of all late payments. Company reserves the right to change prices, upon thirty (30) days prior written notice to Fabricator.

(b) Company agrees that all purchase orders shall be expeditiously handled, and that Company shall use its best efforts to handle the volume of Materials that Fabricator may order during the term of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Company may refuse to accept or fill purchase orders for any credit reason, including Fabricator’s failure to pay for a prior shipment of Materials in a timely fashion.

(c) All Materials received by Fabricator shall be deemed to have been accepted by Fabricator unless Fabricator sends Company written notice of non-acceptance by mail or facsimile within ten (10) business days of the receipt of such Materials. In the event of any shortage, damage or discrepancy in or to a shipment of Materials, Fabricator shall promptly report the same to Company and furnish such written evidence or other documentation as Company may reasonably request. Company shall not be liable for any such shortage, damage or discrepancy unless Company has received notice of same thereof from Fabricator within ten (10) business days after receipt of the Materials by Fabricator. If the substantiating evidence delivered by Fabricator shall reasonably demonstrate that Company is responsible for such shortage, damage, or discrepancy, Company shall give an immediate credit for such Material to Fabricator.

(d) Fabricator shall keep the Materials free and clear of all levies, liens, charges and encumbrances and shall pay all fees, assessments, charges and taxes, whether municipal, state or federal, which may now or hereafter be imposed upon the ownership, licensing, sale, possession or use of the Materials.

5.06 Quality Control.

(a) Fabricator agrees that all Products marketed and sold under the Agreement shall satisfy Company’s quality standards and shall comply with all applicable laws, including health, safety, and regulatory standards;

(b) Fabricator shall, upon Company’s request, submit to Company for Company’s approval three (3) representative samples of any Product that Fabricator is selling under this Agreement. Company shall notify Fabricator in writing whether it approves of the samples and whether such samples, conform to the requirements for Products under the Agreement. Fabricator shall promptly incorporate any such corrections or revisions required by Company into such Products;

(c) In the event Fabricator is also the installer of products, Fabricator agrees to perform such installation in a good and workmanlike manner, in accordance with all applicable laws, ordinances and regulations of competent public authority. Installation work shall be performed in accordance with policies and procedures established by the Company from time to time. Fabricator shall provide Company, upon Company’s request, with a list of names, addresses and contact numbers of customers for whom Fabricator installs Products, and shall cooperate with Company in obtaining the permission of Customers for quality control inspections as may be reasonably requested by Company.

(d) If Company determines, in its sole discretion, that any of the Products manufactured or sold by Fabricator do not conform to the previously approved samples, Company may so notify Fabricator in writing that it is immediately withdrawing the license to use the Trademarks and Fabricator agrees that it will cease and desist any and all such use, either directly or indirectly, immediately upon its receipt of such notice until notified in writing by Company that it may resume such use;

(e) Fabricator shall notify Company if more than twelve percent (12%) of the Products sold by Fabricator during any month during the term, whether installed or uninstalled, have been the subject of complaints or have been returned by purchasers as defective. Fabricator shall issue such notice within ten (10) days of the occurrence of such condition and shall include with the notice a written plan outlining the steps Fabricator shall take to reduce the incidence of complaints or defects and the schedule for implementing such steps.

(f) Fabricator shall not use the Trademarks or commit or omit any act or pursue any course of conduct that: (i) might tend to bring the Trademarks into disrepute; (ii) might in any way be likely to damage the goodwill and reputation attaching to the Trademarks or (iii) might in any manner be likely to dilute the value or strength of the Trademarks or registrations thereof. Fabricator shall use the Trademarks in the Territory strictly in accordance with the legal requirements applicable in the Territory. Whenever Fabricator uses any of the Trademarks that are registered on any Product, packaging, label, advertising or other material of any kind, such Product or Material must be marked to indicate ownership and registration in accordance with applicable law, and must conform to the style or other requirements of the Company.

(g) In connection with the Products, Fabricator shall make no use of child, prison, or slave labor, nor shall Fabricator engage in any unfair labor practice or violation of human rights. Company, directly or through an independent agent, shall have the right to engage in reasonable inspections of each manufacturing facility in which the Products are made by or for Fabricator, without notice to Fabricator, to ascertain Fabricator’s compliance with this provision.

SECTION 6
INSURANCE

During the term of this Agreement, Fabricator shall maintain general liability, insurance, including product hazard insurance, and other insurances in such amounts and providing against such risks and which such deductibles as Company may from time to reasonably specify and with insurers agreed upon by Fabricator and Company and which are legally entitled to provide such coverages. Fabricator shall name Company as an additional insured and shall obtain appropriate waivers of subrogation and other customary endorsements. Without limiting the generality of the foregoing, throughout the term of this Agreement. Fabricator shall carry, at Fabricator’ sole cost and expense, commercial general liability insurance, including product liability and completed operations coverage and broad form vendors and contractual liability endorsements, in the amount of not less than $2,000,000 combined single limit per occurrence, without any portion of such insurance designated as self-insurance and with such insurance to be primary over and above any other insurance available to the Company. Such coverage shall be on a date of occurrence form, shall name Company as an additional insured, and shall provide for a waiver of subrogation in favor of Company. Fabricator shall deliver to Company, as of the date this Agreement is accepted or work begins on the goods to be delivered hereunder, a certificate of insurance showing Company as an additional insured under the foregoing insurance coverage and providing that such insurance shall not lapse or be canceled or modified until the Company has been given ten (10) days prior written notice of the intended cancellation or modification.

SECTION 7
WARRANTY

7.01 All sales to Fabricator shall be subject to the Company’s standard warranty in effect at the time of shipment. The Company’s warranty can be found in Exhibit “E” attached hereto. Fabricator shall be entitled to pass such warranty on to its customers, and the Company agrees to promptly comply with all warranty claims, whether made by Fabricator or by third parties.

7.02 Fabricator shall be responsible for satisfying all warranty claims made by purchasers of the Products; provided, however, that with regard to any warranty claim relating to materials supplied by Company or the design of any Product, Fabricator shall supply to the Company documentation of the claim sufficient for the Company to determine whether the claim is related to materials or product design. If the Company determines that the claim is related to Materials or product design, it shall issue a credit to Fabricator for the costs of replacement Materials, or if a design defect, for the cost of the replacement Product; provided further that when appropriate, Fabricator shall use its commercially reasonable efforts to repair or replace only those Materials that are defective.

7.03 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, COMPANY DISCLAIMS ANY WARRANTIES WITH RESPECT TO PRODUCTS AND MATERIALS SOLD TO FABRICATOR, WHETHER EXPRESS OR IMPLIED, WHETHER WRITTEN OR ORAL, AND WHETHER OR NOT FROM ANY USAGE OR TRADE OR COURSE OF DEALING, AS TO FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, CONDITION, MATERIAL, WORKMANSHIP, CAPABILITY, QUALITY, SUITABILITY, DURABILITY, PERFORMANCE, OR OTHERWISE. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF.

SECTION 8
CONFIDENTIALITY

8.01 Fabricator, its directors, officers, shareholders, members, managers and/or partners acknowledge that the System and Intellectual Property disclosed pursuant to the provisions of this Agreement is confidential. Fabricator, its directors, officers, shareholders, members, managers and/or partners also acknowledge that during the term of this agreement Fabricator may have access to learn, or be provided with, other information relating to the Products and System and Company’s business which are confidential. This confidential information includes, but is not limited to, all knowledge and information that the Fabricator acquires from the Company regarding the design, operation, manufacturing, packaging and marketing of the Products and System.

Fabricator agrees that, during the term of this agreement or for two (2) years after the termination of this agreement, Fabricator, and its directors, officers, shareholders, members, managers and/or partners will not disclose, directly or indirectly, to any person or entity, the System or the Intellectual Property, except for information which:

(a) was already known to the Fabricator at the time of its receipt;

(b) has been published or is otherwise within the public knowledge or generally known to the public at the time of its disclosure to the Fabricator;

(c) comes into public domain without any breach of this Agreement; or

(d) becomes known or available to the Fabricator, other than as a result of the activities of the Company and without any breach of this Agreement by the recipient.

8.02 Fabricator acknowledges that the System and the Intellectual Property, including without limitation, the special techniques, analyses, methods, computer hardware and software systems, and customer and supplier lists belong to the Company and contain specialized information not generally known in the industry and constitute the Company’s trade secrets as defined in the Uniform Trade Secrets Act. In order to protect Company’s trade secrets and other confidential information, and, in order to prevent the use of Company’s trade secrets and other confidential information from giving Fabricator an unfair competitive advantage in the business of manufacturing, packaging and selling a competitive vinyl Fence shutters systems, Fabricator covenants and agrees that it and its directors, officers, shareholders, and employees shall not during the term of this agreement, including any renewal term, and for a period of three (3) years from the date of termination of the agreement, utilize or disclose to any third parties the System or the Intellectual Property.

8.03 Fabricator acknowledges and agrees that any violation of the provisions contained in this Section 8, will cause such damage to Company as may be irreparable or impossible to ascertain, and Fabricator agrees that Company will be entitled to an injunction issued out of any court of competent jurisdiction restraining such violation by Fabricator, and such rights to an injunction shall be cumulative and in addition to any other remedies Company may have under the provisions of this Agreement and applicable law.

SECTION 9
TERMINATION

9.01 Subject to termination provisions below, this Agreement shall remain in full force and effect for a period of two (2) years from the date hereof (the “Initial Term”). Prior to the end of the Initial Term, the parties shall negotiate regarding new Minimum Purchase Requirements for the coming year and if agreement is reached, the term of this agreement shall be extended for one (1) additional year (the “Renewal Term”). Successive 1 year extensions shall be granted in a like manner. Not withstanding the foregoing, either party may terminate this Agreement at the end of the then current Initial Term or Renewal Term upon submitting a notice to said effect three (3) months prior to the end of the Initial Term or Renewal Term.

9.02 If Fabricator uses the exclusive license granted in Section 3.01(a) in any other locations other than the Territory, Fabricator shall be in breach of this Agreement, and Company shall have the right to terminate this Agreement immediately upon written notice to Fabricator.

9.03 In the event that, at any time during the Initial Term or any Renewal Term of this Agreement, Fabricator’s net purchases of Materials do not meet the Minimum Purchase Requirements specified in Section 5.02, Company may terminate this Agreement upon sixty (60) days’ notice to said effect to Fabricator.

9.04 In the event that Fabricator is in breach of any other provision of this Agreement and if such breach is not corrected within thirty (30) days of written notice from Company; provided, however, that if Fabricator breaches this Agreement more than twice during the Initial Term and any Renewal Term, this Agreement may be terminated without giving Fabricator an opportunity to cure its breach.

9.05 Company shall have the right to immediately terminate this Agreement upon “change in the ownership or control” of Fabricator. For purposes of this Section 9.05, a “change in control” shall be deemed to have occurred in the event of the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in Fabricator in excess of forty-nine percent (49%), in the aggregate, during the entire term of this Agreement.

9.06 This Agreement shall immediately terminate upon:

(a) The filing of a voluntary petition and bankruptcy by Fabricator;

(b) the execution by Fabricator of an assignment for the benefit of creditor;

(c) the filing of a petition to have Fabricator declared bankrupt involuntarily; or

(d) the appointment of a receiver or trustee for Fabricator.

9.07 Fabricator acknowledges that, upon termination of this Agreement, all information relating to the System shall be returned to Company forthwith and Fabricator shall cease all use of the trade names and trades used in connection with the System, and all registered user agreements shall be canceled. In event of termination of this Agreement, Company shall have the option, but not the obligation, in its sole discretion, to repurchase from Fabricator at cost any Materials in whole or in part.

9.08 Notwithstanding the termination of this Agreement for any reason, all obligations of Fabricator under Section 8, above, shall remain in full force and effect for the periods and times set forth therein.

SECTION 10
SALE, ASSIGNMENT, AND TRANSFER

10.01 Fabricator shall not, without the prior written consent of Company, sell, assign or transfer any rights under this Agreement, provided that, for the purpose of this Agreement, Fabricator shall include any subsidiary wholly owned and controlled by Fabricator. Any permitted assignment shall not relieve Fabricator of any of its primary obligations to Company under this Agreement.

10.02 Company may, upon written notice to Fabricator, have the right to assign its rights and obligations under this Agreement.

SECTION 11
INDEMNIFICATION

11.01 Fabricator agrees to indemnify and hold the Company, its officers, directors, employees, successors and assigns harmless against all losses, damages, or expenses of whatever form, including attorneys’ fees and other costs of legal defense which they incur as a result of any acts or omissions of Fabricator and/or its directors, officers, managers, members, partners, employees, or agents, including, but not limited to, (i) breach of any of the provisions of this Agreement, (ii) negligence (whether active or passive) or other tortious conduct, (iii) any and all claims (and liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom) relating to the sale of the Products by Fabricator, including the making of representations not authorized by the Company, or (iv) violation by Fabricator (or any of its directors, officers, managers, members, partners, employees or agents) of any applicable law, regulation or order in the Territory. The indemnifications provided herein shall survive the termination of this Agreement.

SECTION 12
NOTICES

Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or if deposited in the mail, certified or registered, postage prepaid, to the address set forth on the signature page hereof. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such shall be conclusively deemed given five (5) days after the deposit thereof in the mails addressed to the party to whom such notice, demand or other communication is to be given. If such notice, demand or other communication is given by facsimile or electronic mail, such shall be conclusively deemed given one (1) business day after being sent to the recipient by facsimile transmission or electronic mail.

SECTION 13
NO PARTNERSHIP OR JOINT VENTURE

Nothing herein shall be deemed to constitute Company and Fabricator as partners, joint venturers, or otherwise associated in or with the business of the other. Fabricator is and shall always remain an independent contractor, and neither party shall be liable for any debts, accounts, obligations, or other liabilities of the other party, its agents, or employees. Neither party is authorized to incur debts or other obligations of any kind on the part of or as agent for the other except as may be specifically authorized in writing. It is expressly recognized that no fiduciary relationship exists between the parties.

SECTION 14
MISCELLANEOUS

14.01 Notwithstanding anything to the contrary set forth herein, any termination of this Agreement shall not constitute a waiver by any party of any claim or remedy it may have for damages caused by reason of, or relieve any party from liability for, any breach of this Agreement.

14.02 Each party warrants and represents that (a) it has been advised that it should be represented by counsel of its own choosing in the preparation and analysis of this Agreement; (b) that it has been represented by independent counsel or has had the opportunity to be represented by independent counsel; and (c) that it has read this Agreement with care and believe that it is fully aware of and understands the contents thereof and its legal effect.

14.03 Should any party hereto institute any action or proceeding, at law or in equity, to enforce any provisions of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys’ fees and costs for services rendered to the prevailing party in such action or proceeding.

14.04 This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within Los Angeles County, California. Any and all actions and proceedings arising out of this Agreement shall be brought in the County of Los Angeles, State of California.

14.05 Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

14.06 Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder to carry out the intent of the parties hereto.

14.07 No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

14.08 All of the terms and provisions contained herein shall, subject to the remaining provisions of this Agreement, insure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

14.09 This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and cancelled in their entirety and are of no further force or effect.

14.10 No waiver by any party hereto of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision hereof.

14.11 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.12 All exhibits attached hereto are hereby incorporated by reference.

US Polymers, a California corporation

Viken Ohanesian	By:		11/11/03
General Manager
“Company”

By:

“Fabricator”

FIRST AMENDMENT TO FABRICATOR AGREEMENT

This First Amendment To Fabricator Agreement (this “First Amendment”) is made and entered into as of the 20 day of August 2008, by and between US Polymers, Inc., a California corporation (the “Company”), and The Vinyl Fence Company, Inc., a California corporation (the “Fabricator”), with reference to the following facts:

A. Company and Fabricator have entered into a certain Fabricator Agreement on Nov, 11, 2003 (the “Fabricator Agreement”)

B. Certain issues have arisen between Company in connection with the Fabricator Agreement, and Company and Fabricator wish to amend the Fabricator Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the mutual promises and other terms and conditions contained in this First Amendment, the parties do hereby agree as follows:

1. Incorporation of Recitals. The foregoing Recitals A – B are hereby incorporated in this First Amendment in their entirety by this reference 6. Except as expressly provided herein, the Fabricator Agreement remains in full force and effect. In the event of any inconsistency between this First Amendment and the Fabricator Agreement, the provisions of this First Amendment shall control.

2. Updated Exhibits. The Fabricator Agreement includes certain Exhibits A through E which will now be updated by the attached updated Exhibits A through E.

3. Except as expressly provided herein, the Fabricator Agreement remains in full force and effect. In the event of any inconsistency between this First Amendment and the Fabricator Agreement, the provisions of this First Amendment shall control.

IN WITNESS WHEREOF, the parties do hereby execute this First Amendment as of the date first above written.

US Polymers, a California corporation

8/20/08	By:

“Company”

The Vinyl Fence Company, Inc.

8/20/08	By:

“Fabricator”